                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549



                             ____________________


                                   FORM 8-K

                                Current Report
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported)   June 9, 1997
                                                          --------------



                               NUMAR CORPORATION
                       ---------------------------------
              (Exact name of registrant as specified in charter)



   Pennsylvania                 000-23718           232750939
-------------------           -------------       -------------
 (State or other               (Commission         (I.R.S. Employer
 jurisdiction of               File Number)       Identification No.)
 incorporation)



                  508 Lapp Road, Malvern, Pennsylvania 19355
             -----------------------------------------------------
            (Address of principal executive offices)     (Zip Code)



        Registrant's telephone number, including area code 610-251-0116
                                                           ------------



                                Not Applicable
--------------------------------------------------------------------------------
        (Former name or former address, if changed since last report.)
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ITEM 5.   OTHER EVENTS

     On June 9, 1997, NUMAR Corporation ("NUMAR") entered into an Agreement and Plan of Merger (the "Merger Agreement") by and among NUMAR, Halliburton Company ("Halliburton") and Halliburton M.S. Corp., a wholly-owned subsidiary of Halliburton ("Acquisition"), a copy of which is attached hereto as Exhibit 2(a).

     Pursuant to the Merger Agreement, Acquisition will merge with and into NUMAR, which is the surviving entity in the merger, and each share of NUMAR will be converted into 0.4832 of one share of common stock of Halliburton. Following the merger, the separate existence of Acquisition will cease and NUMAR will continue as the surviving corporation under Pennsylvania law as a wholly-owned subsidiary of Halliburton.

     The proposed merger is subject to the approval of NUMAR's shareholders and Hart-Scott-Rodino antitrust clearance. The merger will be structured as a pooling of interests and, for federal income tax purposes, as a tax-free exchange to NUMAR shareholders. The companies anticipate completion of the acquisition during the third quarter of 1997.

     In addition to the Merger Agreement, NUMAR concurrently executed and delivered a Stock Option Agreement dated as of June 9, 1997 with Halliburton pursuant to which Halliburton is entitled to purchase, at a price of $36.00 per share, authorized but unissued common stock from NUMAR in an amount equal to up to 15% of the outstanding common stock of NUMAR upon the occurrence of certain events. Furthermore, five holders of NUMAR stock, who in the aggregate own approximately 25.3% of the total number of outstanding shares of NUMAR stock, have each entered into Voting Agreements dated as of June 9, 1997 with Halliburton pursuant to which such holders have agreed to vote in favor of the Merger Agreement at the meeting of holders of NUMAR common stock to be called to consider approval of the Merger Agreement. The five holders are: Dr. Melvin N. Miller, Barry M. Davis, Seymour G. Mandell, James H. Simon and the Bermuda Trust Company Limited as Trustee of the Lord Jim Trust.

     Following the merger, Dr. Melvin N. Miller will continue as president and chief executive officer of NUMAR.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     List below the financial statements, pro forma financial statements and exhibits, if any, filed as part of this report.

          (c)  Exhibits

               EXHIBIT 2(A) - Agreement and Plan of Merger, dated as of June 9, 1997, by and among NUMAR Corporation, Halliburton Company and Halliburton M.S. Corp.

               EXHIBIT 2(B) - Stock Option Agreement, dated as of June 9, 1997, between NUMAR Corporation and Halliburton Company.

               EXHIBIT 2(C) - Voting Agreements entered into between Halliburton Company and each of Dr. Melvin N. Miller, Barry M. Davis, Seymour G. Mandell, James H. Simons and the Bermuda Trust Company Limited as Trustee of the Lord Jim Trust.

               EXHIBIT 20 - Press release dated June 10, 1997.
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                                   SIGNATURE


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   NUMAR CORPORATION



                                   By:/s/ Melvin N. Miller
                                      ------------------------------------------
                                         Dr. Melvin N. Miller
                                         President and Chief Executive Officer



Date:  June __, 1997

                                      -3-
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                                 EXHIBIT INDEX

Exhibit
-------


2(A) Agreement and Plan of Merger, dated as of June 9, 1997, by and among NUMAR Corporation, Halliburton Company and Halliburton M.S. Corp.

2(B) Stock Option Agreement, dated as of June 9, 1997, between
     NUMAR Corporation and Halliburton Company.

2(C) Voting Agreements entered into between Halliburton Company and each of Dr. Melvin N. Miller, Barry M. Davis, Seymour G.
     Mandell, James H. Simons and the Bermuda Trust Company
     Limited as Trustee of the Lord Jim Trust.

20   Press release dated June 10, 1997.